NPC International, Inc. Reports Third Quarter 2012 Results

Overland Park, Kansas, (November 5, 2012) - NPC International, Inc. (the “Company”), today reported results for its third fiscal quarter ended September 25, 2012.

THIRD QUARTER HIGHLIGHTS:

•	Comparable store sales increased 1.3% rolling over an increase of 0.4% last year.
•	Adjusted EBITDA (reconciliation attached) of $26.6MM was $5.1MM or 24% greater than last year.
•	Adjusted EBITDA margins expanded 150 basis points over last year.
•	Net income of $2.4MM was $1.1MM below last year.

YEAR-TO-DATE RESULTS:

•	Comparable store sales increased 3.9% rolling over a decrease of (2.5)% last year.
•	Adjusted EBITDA (reconciliation attached) of $99.7MM was $21.1MM or 27% greater than last year.
•	Adjusted EBITDA margins expanded 190 basis points over last year.
•	Cash balances increased $20.4MM from our opening balance sheet, despite investing $19.4MM in the acquisition of 36 units and $4.9MM refinancing our term loan.
•	Net income of $14.4MM was $3.8MM below last year.
•	Our leverage ratio was 3.74X Consolidated EBITDA, net of allowable cash balances of $30.0MM, compared to pro-forma leverage of 4.85X at the closing of the transaction on December 28, 2011.

NPC’s President and CEO Jim Schwartz said, “We are pleased to report a 24% increase in our third quarter Adjusted EBITDA on the strength of continued sales growth and continued margin expansion, which was fueled by our margin management initiatives and a softening commodities environment.

The brand continued to promote compelling value this quarter with our $10 Any Pizza promotion while also bringing innovation to the category with the introduction of Garlic Bread Pizza.   Our strategy of core value, unique product bundling and product innovation continues to resonate well with the consumer.

Our Delco Lite growth initiative gained significant traction this quarter with the opening of 15 Delco Lites.  We have opened 27 Delco Lites this fiscal year-to-date, and 11 since quarter end for a total of 38 opened to date.  We expect to comfortably exceed our target of 40 new Delco Lites this year; accordingly, we are turning our attention to next year’s growth plan.  Importantly, these new locations continue to deliver results that are well in line with our return expectations and, as a result, we are enthusiastically targeting another 40 new units in fiscal 2013.

Our strong fiscal 2012 results and cash flows have allowed us to de-leverage our business by more than one full turn of EBITDA resulting in significant financial flexibility.  This increased flexibility affords the opportunity to comfortably pursue our aggressive growth plans.

We look forward to closing this year with solid momentum as we start to look towards fiscal 2013 with a strong focus on excellent operations, organic top line growth, and high return investments.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent", formerly NPC Acquisition Holdings, LLC), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended September 25, 2012 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s third quarter earnings conference call will be held Tuesday, November 6, 2012 at 9:00 am CT (10:00 ET). You can access this call by dialing 866-314-5232.  The international number is 617-213-8052. The access code for the call is 75258959.

For those unable to participate live, a replay of the call will be available until November 13, 2012 by dialing 888-286-8010 or by dialing international at 617-801-6888.  The access code for the replay is 74077880.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,222 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s  quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in Parent’s and NPC’s filings with the Securities and Exchange Commission, including Parent's and NPC’s Post Effective Amendment No. 1 to Form S-4 Registration Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	Sept. 25, 2012		Sept. 27, 2011

Net product sales (1)	$243,533	100.0%	$228,021	100.0%
Fees and other income (2)	12,700	5.2%	9,830	4.3%
Total sales	256,233	105.2%	237,851	104.3%
Comparable store sales (net product sales only)	1.3%		0.4%

Cost of sales (3)	70,408	28.9%	70,695	31.0%
Direct labor (4)	73,244	30.1%	66,841	29.3%
Other restaurant operating expenses (5)	81,099	33.3%	74,113	32.5%
General and administrative expenses (6)	14,320	5.9%	13,102	5.7%
Corporate depreciation and amortization of intangibles	4,488	1.8%	3,078	1.3%
Other	6	0.0%	902	0.5%
Total costs and expenses	243,565	100.0%	228,731	100.3%
Operating income	12,668	5.2%	9,120	4.0%
Interest expense (7)	11,416	4.7%	6,131	2.7%
Income before income taxes	1,252	0.5%	2,989	1.3%
Income tax benefit	(1,126)	-0.5%	(480)	-0.2%

Net income	$2,378	1.0%	$3,469	1.5%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$12,464		$9,036
Cash Rent Expense	$13,001		$12,506

(1)	Net product sales increased 6.8% due to a 1.3% increase in comparable store sales and a 5.3% increase in equivalent units.
(2)	Fees and other income increased 29.2% due to higher delivery charge income from increased delivery transactions, customer delivery charge increases and increased equivalent units.
(3)
Cost of sales, as a percentage of net product sales, decreased primarily due to savings from the margin management initiative and lower commodity costs partially offset by product mix changes associated with the $10 Any Pizza promotion.

(4)	Direct labor, as a percentage of net product sales, increased largely due to increased delivery transactions, which are more labor intensive, and to a lesser extent lower net selling prices.
(5)
Other restaurant operating expenses, as a percentage of net product sales, increased largely due to higher delivery driver reimbursement expense, increased depreciation expense and higher restaurant manager bonus expense partially offset by the sales leveraging effect on fixed and semi-fixed costs, primarily occupancy costs, the benefit of the 2012 development incentives from Pizza Hut, Inc. and lower advertising expenses.

(6)	General and administrative expenses increased largely due to higher incentive compensation and salaries expense.
(7)	Interest expense increased primarily due to higher average debt levels and interest rates as a result of the acquisition of our Company by Olympus Partners on December 28, 2011.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	Sept. 25, 2012		Sept. 27, 2011

Net product sales (1)	$753,148	100.0%	$695,727	100.0%
Fees and other income (2)	37,060	4.9%	31,875	4.6%
Total sales	790,208	104.9%	727,602	104.6%
Comparable store sales (net product sales only)	3.9%		-2.5%

Cost of sales (3)	216,660	28.8%	209,248	30.1%
Direct labor (4)	220,459	29.3%	204,298	29.4%
Other restaurant operating expenses (5)	238,033	31.6%	222,090	31.9%
General and administrative expenses (6)	43,158	5.7%	39,420	5.7%
Corporate depreciation and amortization of intangibles	13,123	1.7%	8,978	1.3%
Other	509	0.1%	1,530	0.2%
Total costs and expenses	731,942	97.2%	685,564	98.6%
Operating income	58,266	7.7%	42,038	6.0%
Other expense:
Interest expense (7)	35,797	4.8%	19,075	2.7%
Loss on debt extinguishment (8)	5,144	0.6%	-	0.0%
Income before income taxes	17,325	2.3%	22,963	3.3%
Income tax expense	2,953	0.4%	4,838	0.7%

Net income	$14,372	1.9%	$18,125	2.6%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$28,504		$17,763
Cash Rent Expense	$38,857		$37,854

(1)	Net product sales increased 8.3% due to a 3.9% increase in comparable store sales and a 4.2% increase in equivalent units.
(2)	Fees and other income increased 16.3% due to higher delivery charge income from increased delivery transactions, increased equivalent units and customer delivery charge increases.
(3)
Cost of sales, as a percentage of net product sales, decreased primarily due to savings from the margin management initiative and lower commodity costs partially offset by product mix changes associated with the $10 Any Pizza promotion and value bundling.

(4)
Direct labor, as a percentage of net product sales, decreased largely due to the benefit of the sales leveraging effect on fixed labor costs partially offset by an increase in delivery transactions, which are more labor intensive.

(5)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the sales leveraging effect on fixed and semi-fixed costs, primarily occupancy costs, the benefit of the 2012 development incentives from Pizza Hut, Inc., and lower advertising expenses, partially offset by increased depreciation, higher restaurant manager bonus expense and increased delivery driver reimbursement expense.

(6)
General and administrative expenses increased largely due to higher incentive compensation and salaries expense, increased credit card transaction fees and costs associated with our enterprise resource planning system implementation.

(7)	Interest expense increased primarily due to higher average debt levels and interest rates as a result of the acquisition of our Company by Olympus Partners on December 28, 2011.
(8)	Loss on debt extinguishment related to the refinancing of the Company’s term loan.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 25, 2012	December 27, 2011
Assets
Current assets:
Cash and cash equivalents	$32,358	$78,394
Other current assets	26,804	35,105
Total current assets	59,162	113,499

Facilities and equipment, net	142,672	131,744
Franchise rights, net	626,371	390,110
Other noncurrent assets	340,269	213,375
Total assets	$1,168,474	$848,728
Liabilities and Stockholders' Equity
Current liabilities:
Other current liabilities	$96,802	$102,852
Current portion of debt	3,750	13,540
Total current liabilities	100,552	116,392

Long-term debt, less current portion	560,313	359,160
Other noncurrent liabilities	272,984	171,716
Total liabilities	933,849	647,268
Stockholders' equity	234,625	201,460
Total liabilities and stockholders' equity	$1,168,474	$848,728

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	Sept. 25, 2012	Sept. 27, 2011
Operating activities
Net income	$14,372	$18,125
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	41,654	33,991
Amortization of debt issuance costs	3,072	1,905
Deferred income taxes	2,545	2,897
Loss on debt extinguishment	5,144	-
Debt extinguishment costs	(1,702)	-
Other	25	828
Changes in assets and liabilities, excluding acquisitions:
Assets	1,482	1,075
Liabilities	(9,758)	9,608
Net cash provided by operating activities	56,834	68,429
Investing activities
Capital expenditures	(28,504)	(17,763)
Purchase of the stock of the Company	(431,540)	-
Purchase of business assets, net of cash acquired	(19,371)	-
Proceeds from sale or disposition of assets	189	647
Net cash used in investing activities	(479,226)	(17,116)
Financing activities
Payments on term bank facilities	(937)	(29,670)
Borrowings under revolving credit facility	14,900	-
Payments under revolving credit facility	(14,900)	-
Proceeds from equity contribution, net of costs of $18,735	216,635	-
Retirement of predecessor entity debt	(372,700)	-
Issuance of debt	565,000	-
Debt issuance costs	(32,012)	-
Interest rate derivative	(636)	-
Proceeds from sale-leaseback transactions	1,006	486
Net cash provided by (used in) financing activities	376,356	(29,184)
Net change in cash and cash equivalents	(46,036)	22,129
Beginning cash and cash equivalents	78,394	44,159
Ending cash and cash equivalents	$32,358	$66,288

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	Sept. 25, 2012	Sept. 27, 2011	Sept. 25, 2012	Sept. 27, 2011
Adjusted EBITDA:
Net income	$2,378	$3,469	$14,372	$18,125
Adjustments:
Interest expense	11,416	6,131	35,797	19,075
Income tax (benefit) expense	(1,126)	(480)	2,953	4,838
Depreciation and amortization	14,455	11,124	41,654	33,991
Loss on debt extinguishment	-	-	5,144	-
Transaction costs	112	791	590	791
Net facility impairment charges	30	-	85	710
Development incentives	(1,040)	-	(2,080)	-
Pre-opening expenses and other	423	499	1,171	1,055
Adjusted EBITDA (1)	$26,648	$21,534	$99,686	$78,585
Adjusted EBITDA Margin(2)	10.9%	9.4%	13.2%	11.3%

Free Cash Flow:
Net cash provided by operating activities	$3,674	$23,701	$56,834	$68,429
Adjustments:
Predecessor transaction expenses	-	-	16,019	-
Capital expenditures	(12,464)	(9,036)	(28,504)	(17,763)
Free Cash Flow (3)	$(8,790)	$14,665	$44,349	$50,666

Unit Count Activity
	39 Weeks Ended
	Sept. 25, 2012	Sept. 27, 2011

Beginning of period	1,151	1,136
Acquired	36	-
Developed	27	19
Closed	(3)	(2)
End of period	1,211	1,153

Equivalent units(4)	1,184	1,136

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, and pre-opening expenses, further adjusted to exclude unusual litigation expenses (before indemnification offset), the development incentives from Pizza Hut, Inc., the loss on debt extinguishment relating to the refinancing of the Company’s indebtedness and expenses related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates (“Olympus”). The Company incurred substantial transaction costs in 2011 in connection with the sale of the Company to Olympus on the first day of fiscal 2012 and had substantial interest expense relating to the financing of the acquisition of the Company in 2011 and substantial depreciation and amortization expense relating to the acquisition of the Company in 2011 and to the Company’s acquisition of units in recent years.  Management believes that the elimination of the above items gives management and investors useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
 (4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact:  Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213